UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2012

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities.

    On March 6, 2012, The Brink’s Company (the “Company”) made a contribution of 361,446 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), to The Brink’s Company Pension-Retirement Plan Trust (the “Trust”) created under The Brink’s Company Pension-Retirement Plan (the “Plan”) in consideration for a credit against the Company’s funding obligations to the Plan.  The Shares were valued for purposes of the contribution at $24.90 per share, or $9.0 million in the aggregate.  The Shares were contributed to the Trust in a private placement transaction made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

    The Company has filed a registration statement with the Securities and Exchange Commission naming the Trust as a selling security holder thereunder (the “Registration Statement”).  Concurrently with the contribution, the Company filed a supplement to the prospectus contained in the Registration Statement, pursuant to which the Trust is selling the Shares from time to time.

    The Company will be required to make approximately $22.5 million in additional contributions to the Trust in 2012, and will evaluate over the course of the year whether to satisfy these obligations through cash or stock contributions.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: March 6, 2012	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President